Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

of Summit Materials, Inc.:

We consent to the use of our report dated February 22, 2015, with respect to the balance sheet of Summit Materials, Inc. as of December 27, 2014, incorporated by reference herein.

/s/ KPMG LLP

Denver, Colorado

March 11, 2015